JAMES HARDIE INDUSTRIES PLC RESTRICTED STOCK UNIT AWARD AGREEMENT James Hardie Industries plc (“James Hardie” or the “Company”) believes that its business interests are best served by extending to you an award of restricted stock units with the terms and conditions described herein (“RSUs”) pursuant to the terms and conditions of the James Hardie Industries plc Amended and Restated 2001 Equity Incentive Plan, effective August 26, 2021 (the “Plan”). The purpose of the Plan is to promote the interests of James Hardie and its shareholders by using equity interests to attract, retain and motivate the Company’s employees and the employees of James Hardie’s subsidiaries and affiliates (each, a “Group Company”). 1. Nature of Award. Effective as [GRANT DATE] (the “Grant Date”) and subject to your accepting this Restricted Stock Unit Award Agreement (this “Award Agreement”) and the Award Notice (the “Award Notice”), James Hardie hereby grants to you (the “Participant”) an award of RSUs as set forth in this Award Agreement (the “Award”). The Award is subject to the terms and conditions described in this Award Agreement, including the accompanying Appendix attached hereto, the Award Notice, and the Plan. Please note that the Appendix contains country-specific notices, disclaimers and/or terms which may apply to you and may be material to your participation in the Plan. Each RSU represents the right to receive a number of ordinary shares of the Company (“Ordinary Shares”) or CHESS Units of Foreign Securities (“CUFS”), as applicable. CUFS are a form of depositary security that represents a beneficial ownership interest in the securities of a non-Australian corporation in accordance with the Australian Securities Exchange Settlement Operating Rules. Each of James Hardie’s CUFS represents the beneficial ownership of one Ordinary Share. 2. Number of RSUs; Vesting of Award; Settlement. The number of RSUs in your Award is set forth in the Award Notice. For purposes of this Award, each RSU represents the right to receive one Ordinary Share or CUFS, as applicable, upon vesting and settlement of the Award. Subject to the terms and conditions of the Plan, this Award Agreement and the Award Notice, the RSUs shall vest in the amounts and on the date(s) shown below (each, a “Vesting Date”), provided that you remain continuously employed by a Group Company from the Grant Date to the applicable Vesting Date. RSU Vesting Percentage Applicable Vesting Date One-Third One-Third One-Third First anniversary of the Grant Date Second anniversary of the Grant Date Third anniversary of the Grant Date Following the applicable Vesting Date, the number of applicable RSUs that vest, if any, will be settled, at the election of the Company, via delivery of Ordinary Shares or CUFS to you (or a third party for your benefit) as soon as reasonably practicable following the Vesting Date and in no event later than the 15th day of the 3rd calendar month following the calendar year in which the applicable Vesting Date occurs. 3. General Applicability of the Plan. The terms and conditions of the Plan apply to all RSUs granted under this Award. Capitalized terms used but not otherwise defined in this Award Agreement shall have the meaning ascribed thereto in the Plan. You should read the Plan, this Agreement and the Award Notice carefully to ensure you fully understand all the terms and conditions of your Award. In the event of a conflict or ambiguity between the terms of this Award Agreement, the Plan or the Award Notice, the following order of precedence shall apply and control: first the Plan, then this Award Agreement, and then the Award Notice. The People and Compensation Committee (the “Committee”) has the sole responsibility of interpreting the Plan and the terms of all grants issued thereunder, and its determination of the meaning of any provision in the Plan, this Award Agreement or the Award Notice will be binding on the Participant. To the extent you have been provided with a copy of this Award Agreement, the Plan or any other documents relating to this EXHIBIT 10.2

Award in a language other than English, the English language document will prevail in case of any ambiguity or divergence resulting from the translation of such documents. 4. Effect of Termination of Employment. Any notice period mandated under local law shall not be treated as active employment for the purpose of determining the vesting of the Award; and the Participant’s right to receive Ordinary Shares or CUFS in settlement of the RSUs after termination of employment, if any, will be measured by the number vested as of the date of termination of the Participant’s active employment by any Group Company and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s employment by any Group Company has terminated and the effective date of such termination. The vesting of the RSUs shall cease upon, and no RSUs shall become vested following, the Participant’s termination of employment for any reason except as may be explicitly provided by the Plan or this Award Agreement or as otherwise provided by the Committee in its sole discretion. The Participant’s participation in the Plan shall not create a right to further employment with any Group Company and shall not interfere with the ability of any Group Company to terminate the Participant’s employment at any time, with or without cause. To the extent “cause” or any similar term is defined in any written employment letter or agreement between you and the Company, such definition shall apply. In the event of termination of the Participant’s employment with any Group Company before the final Vesting Date, except as otherwise provided in the Plan, a written agreement between James Hardie or any Group Company and the Participant or applicable law: a. Involuntary Termination of Employment for Just Cause. If the Participant’s employment is terminated with any Group Company as a Just Cause Dismissal, all of the Participant’s unvested RSUs will lapse and be forfeited automatically without payment as of the date of such termination. b. Involuntary Termination of Employment due to Redundancy. If the Participant’s employment is terminated by any Group Company due to Redundancy, the RSUs that would have vested between the date of termination and twelve months from the date of termination, if any, will become fully vested as of the date of termination. All unvested RSUs, after giving effect to the preceding sentence, will immediately expire and be forfeited as of the date of such termination of employment, unless the Committee or its delegate otherwise determines that such remaining unvested RSUs or a portion thereof will instead vest (and provides notice to that effect to the Participant, or to the Participant’s estate, if applicable). c. Termination by any Group Company Other than for Just Cause, or due to Redundancy, Death, Retirement or Permanent Disability. If the Participant’s employment with any Group Company is terminated by any Group Company for a reason other than a Just Cause Dismissal, Redundancy, Retirement, death or Permanent Disability, the Participant’s unvested RSUs will expire and be forfeited as of the date of termination. d. Death, Retirement or Permanent Disability. If the Participant’s employment terminates due to death, Retirement or Permanent Disability, all unvested RSUs will automatically vest in full. e. Termination by Participant for Other Reasons. If the Participant terminates their employment and clause 5(a), (b), (c) or (d) do not apply, all unvested RSUs will expire and be forfeited as of the date of termination. 5. Rights of Participants. Holders of RSUs will not be entitled to vote or entitled to dividends with respect to the RSUs until the RSUs have vested and an equivalent number of Ordinary Shares or CUFS have been issued. RSUs do not carry any entitlement to participate in new issues of Shares (as defined in the Plan, “Company Securities”) prior to vesting. 6. Taxes and Withholding. James Hardie or any Group Company (as determined by the Committee) shall to the extent required by law, be entitled to deduct, withhold or collect any withholding, social security, foreign, federal, state and local taxes, as well as any other tax obligations required by law or regulation to be withheld with respect to any taxable event arising with respect to the granting, vesting, release or assignment of the Award or issuance of Ordinary Shares or CUFS (collectively, the “Withholding Amount”). This Withholding Amount may be: (a) withheld from other amounts due to the Participant; (b) withheld from the value of any vested RSUs being settled or any Ordinary Shares or CUFS delivered in connection with the vesting of RSUs; (c) funded by the sale of Ordinary Shares or CUFS delivered in connection with the vesting of RSUs by James Hardie, any Group Company or their respective designee or (d) collected directly from the Participant. The Withholding Amount may relate to amounts due in more than one jurisdiction and in all cases shall be as determined by James Hardie or the applicable Group Company in its discretion. In addition, the Participant understands and agrees that the number of James Hardie Ordinary Shares or CUFS that the Participant may receive following a Vesting Date will also be reduced by any other brokerage, stamp duty, administration charges and interest (collectively “Brokerage Fees”). For tax purposes, however, the Participant will be deemed to have been issued the full number of Ordinary Shares or CUFS notwithstanding that a number of Ordinary Shares or CUFS that are withheld or sold solely for the purpose of paying the Withholding Amount and/or Brokerage Fees. The Participant also agrees that the Ordinary Shares or CUFS to be received resulting from the vesting of RSUs will not be delivered or released until the Withholding Amount and other obligations have been fully satisfied. 7. Transferability/ Assignability. This Award is subject to the non-assignability provisions of the Plan and applicable law. This Award is not assignable or transferable except: (a) by will or by the laws of descent and distribution; or (b) upon dissolution of marriage pursuant to a qualified domestic relations order or similar order by a court of competent jurisdiction or, in the discretion of the Committee and under circumstances that would not adversely affect the interests of James Hardie, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. 8. Control Event, Sub-division, or Consolidation. Upon any Control Event, compulsory acquisition, Reorganization, winding up or similar event, the Award will be subject to the permitted treatment of the Award as set forth in the Plan and as determined by the Committee in its sole discretion. If James Hardie conducts any share capital reorganization, including by subdividing or consolidating, the Committee may make an appropriate and proportionate adjustment of the number of Ordinary Shares or CUFS to which a holder of RSUs will be entitled upon vesting, as provided for in the Plan (and subject to applicable listing rules). 9. Not an Employment Agreement. This Award imposes no obligation on James Hardie or any Group Company to employ the Participant for any period. This Award Agreement is not an employment agreement, and no provision of this Award Agreement or the Award Notice shall be construed or interpreted to create an employment relationship between the Participant and James Hardie or any Group Company or to guarantee the right to remain employed for any specified term. Furthermore, except as otherwise expressly provided in a written employment agreement between the Participant and James Hardie or any Group Company, this Award is made solely at the discretion of James Hardie and this Award Agreement, the Plan, and any other Plan documents: (a) are not part of the Participant’s employment contract, if any; Wand (b) does not guarantee either the Participant’s right to receive any future grants under the Plan (even if RSUs have been granted repeatedly in the past) or the inclusion of the value of any grants in the calculation of severance payments, if any, upon termination of employment. In accepting the RSUs, the Participant acknowledges, understands and agrees, except as may otherwise be expressly provided under a written employment letter or agreement between the Participant and the Company, that:

a. The Plan is established voluntarily by James Hardie. It is discretionary in nature and it may be modified, amended, suspended or terminated by James Hardie at any time, unless otherwise provided in the Plan and this Award Agreement. b. All decisions with respect to future Award grants, if any, will be at the sole discretion of James Hardie and shall be binding, conclusive and final on the Participant and all other interested persons. c. The Participant is voluntarily participating in the Plan and confirms his or her agreement to the grant of RSUs with effect from the Grant Date. d. The Award is an extraordinary item that does not constitute compensation of any kind for employment of any kind rendered to any Group Company, and which is outside the scope of the Participant’s employment contract. e. The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. f. In the event that the Participant is not an employee of the Company or any Group Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Award grant will not be interpreted to form an employment contract with any other Group Company. g. By receiving any Company Securities resulting from the settlement of the RSUs, the Participant agrees to be bound by the Articles of Association of the Company. h. The future value of the underlying Company Securities is unknown and cannot be predicted with certainty. If the Participant obtains Company Securities upon settlement of the Award, their value may increase or decrease. i. No claim or entitlement to compensation or damages arises from termination of the Award, or diminution in value of the Award or Company Securities acquired upon settlement of the Award resulting from termination of the Participant’s employment (for any reason whether or not in breach of local law) and the Participant irrevocably releases the Company and each other Group Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Award Agreement and the Award Notice, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim. 10. Requirements of Law. This Award shall be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or securities exchange, market or other quotation system. Notwithstanding anything to the contrary herein, James Hardie shall not be obligated to issue any Company Securities pursuant to this Award, at any time, if the offering of the Company Securities covered by this Award violates or is not in compliance with any laws, rules or regulations of any state or country. Furthermore, the Participant understands that, to the extent applicable, the laws of the country in which the Participant is working at the time of grant and/or vesting of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of this Award or may subject the Participant to additional procedural or regulatory requirements for which the Participant is solely responsible and that the Participant will have to independently fulfill in relation to this Award, and that sales of Company Securities may be subject to restrictions under Australian and/or United States securities laws, and the laws, rules or regulations of any other relevant jurisdiction, and under James Hardie’s policies, including insider trading policies and procedures.

Any summaries of potentially applicable legal restrictions and requirements furnished in connection with the Plan are not intended to be exhaustive, and the Participant acknowledges that other rules may apply. James Hardie reserves the right to impose other requirements on the Participant’s participation in the Plan, RSUs granted thereunder, and any Company Securities acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with applicable law or facilitate the administration of the Plan. 11. Governing Law. This Award Agreement shall be interpreted and construed in accordance with and governed and enforced by the laws of Ireland. 12. Severability. The provisions of this Award Agreement are severable, and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 13. Waiver. No failure or delay by James Hardie to enforce any provision of this Award Agreement or exercise any right or remedy provided by law shall constitute a waiver of that or any other provision, right or remedy, nor shall it prevent or restrict the further exercise of that or any other provision, right or remedy. No single or partial exercise of such provision, right or remedy shall prevent or restrict the further exercise of that or any other provision, right or remedy. 14. Data Privacy. The following provisions shall only apply to the Participant if he or she resides outside the European Economic Area and the United States: a. The Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in the Award Agreement and any other Award materials (all such personal information is referred to as Data) by and among, as applicable, the Company and any Group Company for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. b. The Participant understands that the Company and Group Company(ies) may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan. c. The Participant understands that Data may be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. The Participant understands if he or she resides in certain jurisdictions, to the extent provided by applicable laws, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative or the James Hardie Data Privacy Office (dpo@jameshardie.com). The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan. d. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. The Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Awards, in any case without cost, by contacting in writing his or her local human resources representative or the James Hardie Data Privacy Office (dpo@jameshardie.com). Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Company or a Group Company will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Award). The Participant understands that he or she may contact his or her local human resources representative or the James Hardie Data Privacy Office (dpo@jameshardie.com) for more information on the consequences of his or her refusal to consent or withdrawal of consent. The following provisions shall only apply to the Participant if he or she resides in the European Economic Area or the United Kingdom or Switzerland: a. The Participant understands that James Hardie, acting as controller, as well as the his or her employer or other Group Companies, may collect, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Awards (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all Awards granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable Service termination date and reason for termination (all such personal information is referred to as “Data”). The Data is collected from the Participant, the Group Company and from James Hardie, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Award Agreement. The legal basis (that is, the legal justification) for processing the Data is to perform this Award Agreement. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Award Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Award Agreement. b. The Participant understands that James Hardie or the applicable Group Company will transfer Data to the Company for purposes of plan administration. James Hardie and any applicable Group Company may also transfer the Participant’s Data to other service providers (such as accounting firms, payroll processing firms or tax firms), as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of this Award Agreement. The Participant understands that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission and is not listed by the Swiss supervisory authority as a country with adequate data protection legislation. Where a recipient is located in a country that does not benefit from an adequacy decision or adequacy listing, the transfer of the Data to that recipient will be made pursuant to European Commission-approved standard contractual clauses, a copy of which may be obtained from the James Hardie Data Privacy Office (dpo@jameshardie.com). The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s rights and obligations under this Award Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Award Agreement. c. James Hardie and any applicable Group Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date. The Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). The Participant also has the right to request access to his or her Data as well as additional information about the processing of that Data. Further, the Participant is entitled to object to the processing of Data or have the Participant’s Data erased, under certain circumstances. As from May 25, 2018, and subject to conditions set forth in applicable law, the Participant also is entitled to: (i) restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Award Agreement or generated by the Participant, in a common machine-readable format. To exercise his or her rights, the Participant may contact his or her local human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint. The data protection officer may be contacted at the James Hardie Data Privacy Office (dpo@jameshardie.com). 15. Other Award Agreements. This Award is also subject to the terms of any other written agreements between the Participant and James Hardie or any Group Company to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. 16. Foreign Exchange / Exchange Control. The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable foreign exchange or exchange control laws in connection with the issuance, delivery or sale of the Company Securities pursuant to the Award and that the Participant shall be responsible for any associated compliance or reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the foreign exchange or exchange control regulations apply to the Participant’s specific situation. 17. Electronic delivery. By accepting the Award, the Participant consents to receive any documents related to the Participant’s current or future participation in the Plan by electronic means and to participate in the Plan through any on-line electronic system established and maintained by the Committee. 18. Appendix. Notwithstanding any provisions in this Award Agreement to the contrary, depending on the country in which the Participant resides, certain additional general terms and conditions as set forth in the Appendix will apply to the Participant and any RSUs issued shall be subject to any special terms and conditions set forth therein for the jurisdiction in which the Participant resides. If the Participant relocates from a jurisdiction not specified in the Appendix to a jurisdiction specified in the Appendix or between the jurisdictions specified in the Appendix, the additional general and special terms and conditions, as applicable, will apply to the Participant, to the extent that the Committee determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. The Appendix constitutes part of this Award Agreement. [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

APPENDIX COUNTRY SPECIFIC TERMS AND CONDITIONS The following general and country-specific notices, disclaimers, and/or terms and conditions apply to all grantees in the countries listed below and may be material to the Participant’s participation in the Plan. Such information may apply if the Participant resides or works in or moves to or otherwise becomes subject to the laws or James Hardie policies of, a particular country while holding or selling Company Securities received under the Plan. In any such case, James Hardie may also withhold or account for tax or related liabilities in more than one jurisdiction. The Participant is solely responsible for any obligations outlined below. As local laws are often complex and change frequently and the information provided is general in nature and may not apply to any specific situation, James Hardie cannot assure any particular result. Unless otherwise noted, the RSUs are not registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Ordinary Shares are quoted on the New York Stock Exchange and CFUS are quoted on the Australian Stock Exchange. The Plan, grant documentation, and any other communications or materials that the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and do not constitute a public offer. The issuance of securities described in any Plan-related documents is not intended for public offering or circulation in the Participant’s jurisdiction. The Participant should read this Award Agreement carefully and retain a copy in a safe place for future reference. For additional information, please refer to the terms and conditions of the Plan, a copy of which the Participant may request, at no charge, and within a reasonable time, James Hardie will provide them with. AUSTRALIA Important Information for Australian Participants The Award under the Plan is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). As a result, you may not be given all the information normally expected when receiving an offer of financial products in Australia. Any advice given by or on behalf of James Hardie or any Group Company in relation to financial products offered under the Plan does not consider the Participant’s objectives, financial situation and needs. The Participant should consider obtaining their own personal financial product advice from a person who is licensed by the Australian Securities and Investments Commission (ASIC) to give such advice. James Hardie makes no recommendation about whether the Participant should participate in this Award. The value of the Participant’s RSUs is based upon the value of James Hardie Ordinary Shares which trade on the New York Stock Exchange or CUFS which trade on the Australian Securities Exchange on the applicable vesting date in the future. This means that if, in the future, James Hardie’s Ordinary Shares or CUFS appreciate in price, then the value of the Participant’s RSUs will increase, assuming their RSUs have not been terminated, lapsed or forfeited. All the work James Hardie and its employees do to create increased value in James Hardie is aimed at increasing the stock price so that the Participant’s RSUs will be valuable; however, other factors (such as investor sentiment, general economic conditions and outlook, international and local stock markets, employment, inflation, interest rates, government policy, taxation and regulation) can affect stock price at a point in time and there are no guarantees about future stock prices which may increase or decrease due to a number of factors. There is no guarantee that the stock price will increase in the future or that an active trading market for the Ordinary Shares or CUFS will exist. There may be relatively few potential buyers or sellers of Ordinary Shares or CUFS on the relevant exchange at any time and this may increase the volatility of the market price of Ordinary Shares or CUFS. This general information does not purport to list every risk that may be associated with participating in the Plan or holding RSUs or Ordinary Shares or CUFS now or in the future. Before accepting an offer to be granted the RSUs, the Participant should satisfy themselves that they have a sufficient understanding of the risks involved in the investment and should consider if the RSUs are a suitable investment for them, having regard to their own investment objectives, financial circumstances and taxation position. The Participant does not need to pay anything to receive the Award or any Ordinary Shares or CUFS on vesting of any Awards. James Hardie will provide to the Participant, within a reasonable time period of their request, details of the current market value of Ordinary Shares or CUFS, including the applicable USD/AUD exchange rate and how this can be obtained. The price for James Hardie’s Ordinary Shares (in USD) or CUFS (in AUD) can also be found on the Company’s investor relations website www.ir.jameshardie.com.au. Tax Summary The advice given by James Hardie below in relation to the RSUs granted under the Plan is general in nature and based on Australian income tax laws that are in force as of the Grant Date. As each employee’s circumstances will be different, we strongly recommend that the Participant seek independent tax advice before making any decisions about their RSUs in relation to their specific personal circumstances. James Hardie and its advisors will not be held responsible to employees who act solely on the information provided below. The below assumes the following: a. Immediately after the RSUs are granted, the Participant does not hold a beneficial interest in more than 10% of the Ordinary Shares or CUFS in James Hardie and is not in a position to cast or control the casting of more than 10% of the votes that may be cast at a general meeting of the Company. For the purposes of this test, treat any rights to Ordinary Shares or CUFS that the Participant holds (including the RSUs) as though they are shares. (If the Participant does not meet this condition, the RSUs will be taxable to the Participant at the Grant Date and it should be noted that the below will not apply.) b. The Participant is, and remains, an Australian resident for taxation purposes and is not a temporary resident. There are special rules in connection with individuals who are temporary residents of Australia or whose residency status changes and these are not addressed below. c. The Participant holds the RSUs and the resulting issued Ordinary Shares or CUFS in their own name and not through another party (e.g. a superannuation fund, trust, company or spouse). d. The Ordinary Shares or CUFS acquired following vesting of the RSUs are held on capital account. e. The Participant is an employee of (or providing services as a contractor to) James Hardie at the time of receiving the RSUs, and the RSUs are acquired in respect of their employment or contracting arrangement. f. At the time of grant the RSUs are acquired at a discount to their fair market value. No tax should arise at the time the RSUs are granted, even though the Participant has received a valuable right. The RSUs should be taxable at the deferred taxing point which is likely to be the earliest of the following times:

i. after the RSUs vest and when the Participant has been issued and is eligible to dispose of the Ordinary Shares or CUFS (i.e they are not subject to any genuine disposal restrictions); or ii. fifteen years after the date the RSUs were granted. The assessable amount arising from a deferred taxing point is taxed as ordinary income in the Participant’s tax return in the income year in which the deferred taxing point arises at the individual’s marginal tax rates plus any applicable levies (e.g. Medicare levy). The assessable amount represents the difference between the market value of the Ordinary Shares or CUFS on the deferred taxing point date and the consideration the Participant has provided for the RSUs (i.e. nil). Cessation of employment no longer triggers a deferred taxing point. Thus, no tax implications will arise upon cessation of employment with James Hardie. If the Participant sells their interest in the Ordinary Shares or CUFS within 30 days of the deferred taxing point, the deferred taxing point becomes the time the Ordinary Shares or CUFS were sold. The assessable amount is the sale proceeds of the Ordinary Shares or CUFS, less the consideration paid for the RSUs or Ordinary Shares or CUFS (i.e. nil) and sale costs (e.g. brokerage fees). In addition to the tax liability arising at the deferred taxing point, the sale of the Ordinary Shares or CUFS more than 30 days after the deferred taxing point should give rise to a capital gains tax event. The capital gain or capital loss will be calculated on the difference between the sale proceeds and the cost base of the Ordinary Shares or CUFS and sale costs. For this calculation, the cost base of the Ordinary Shares or CUFS will be the market value of the Ordinary Shares or CUFS determined on the date of the deferred taxing point upon which the Participant has already been subject to tax. If a capital gain is realized, the gain (after first offsetting any available capital losses) will be taxed at marginal rates of tax (plus any applicable levies). A 50% discount may be available if the Participant has held the Ordinary Shares or CUFS for more than 12 months since the deferred taxing point. If the sale proceeds are less than the reduced cost base of the Ordinary Shares or CUFS then the Participant will make a capital loss which can be offset, first against any current year capital gains, and then carried forward for offset against any capital gains in future years. The capital gain or capital loss will need to be disclosed in the Participants tax return for the income year in which the Ordinary Shares or CUFS are sold. AUSTRIA Securities Law Notification The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Austria. Exchange Control Information Rules regarding the reporting of assets (including Ordinary Shares or CUFS) held outside of Austria may apply to Ordinary Shares or CUFS received upon vesting. If the Participant holds Ordinary Shares or CUFS obtained through the Plan outside of Austria, the Participant must submit a report to the Austrian National Bank. An exemption may apply if the value of the Ordinary Shares or CUFS as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is as of December 31 and the deadline for filing the annual report is March 31 of the following year.

When Ordinary Shares or CUFS are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all the Participant’s accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month. BELGIUM Securities Disclaimer The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Belgium. Foreign Asset Reporting Rules regarding the reporting of assets (including Ordinary Shares or CUFS) held outside Belgium may apply to Ordinary Shares or CUFS received upon vesting. CANADA Terms and Conditions Termination of Continuous Service Status. In the event of the termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid, unlawful, in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any), except as specifically provided in Section 4 of the Award Agreement, as otherwise determined by the Committee, or as expressly required by applicable employment or labor standards legislation, the Participant’s entitlement to participate in the Plan shall cease as of the Termination Date and the Participant shall not have any entitlement to further vesting of Awards following the Termination Date. For the purposes of this Award Agreement, “Termination Date” means either (a) the last day on which the Participant actively renders services to any Group Company for any reason (including as a director or officer of any Group Company), including, without limitation, by reason of death or Permanent Disability, resignation, termination for cause/a serious reason, termination without cause/a serious reason or constructive dismissal, and expressly excludes any period of contractual, common law, Civil Code of Quebec or other period of reasonable notice of termination of employment or any period of salary or benefits continuance, or other termination or severance payments or benefits which the Participant may then receive or be entitled to receive, or deemed employment, except as otherwise required to satisfy the minimum requirements of applicable employment or labor standards legislation, but, for greater certainty, a Participant’s absence from active work during a period of vacation, temporary illness, authorized leave of absence, maternity, paternity or parental leave or leave on account of disability (that, because of its nature or duration is not a Permanent Disability hereunder) shall not be considered to result in a Termination Date, or (b) on such later date, if applicable, as may be required to satisfy the minimum requirements of applicable employment or labor standards legislation. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed or providing services for purposes of the Participant’s RSUs grant (including, but not limited to, whether the Participant may still be considered actively employed or providing services while on an approved leave of absence). Any and all references to the date on which a Participant’s employment was terminated in Section 4 of the Award Agreement shall be interpreted in accordance with the definition of Termination Date, as defined in this Canada-specific Appendix. No Right to Compensation on Forfeiture No damages or compensation shall be payable to any Participant with respect to any Award that is not granted, paid, exercised or settled due to a Participant ceasing to actively render services to any Group Company for any reason, regardless of whether the Participant’s employment is terminated by a Group Company, lawfully or unlawfully, or whether the Participant’s employment is terminated voluntarily by the

Participant or involuntarily, except as otherwise expressly required by applicable employment or labor standards legislation. In addition, except as specifically provided in this section or as otherwise determined by the Committee, or as expressly required by applicable employment or labor standards legislation, effective as of a Participant’s Termination Date, the Participant shall forfeit all rights and have no entitlements with respect to any outstanding Awards that would have vested, or become payable, exercisable or be settled after such date, and for greater certainty, the Participant shall be disentitled to and waives any damages as compensation for the loss of the opportunity to vest with respect to any outstanding Awards, receive any payment or other compensation that may or would have been paid or issued with respect to an Award during any applicable period of notice of termination of employment, under common law, civil law, contract or otherwise, except as expressly required by the minimum applicable requirements contained in applicable employment or labor standards legislation. The following provisions apply if the Participant is a resident of Quebec: Language Consent The Participant acknowledges that he/she was provided with this Agreement and the Plan in English, and that by accepting the English version, the Participant confirms that he/she freely elected to be bound by the English version of this Agreement and of the Plan. Le Participant reconnaît avoir reçu la présente Convention en anglais; et, en acceptant la version anglaise, le Participant confirme qu’il/elle a librement choisi d’être lié(e) par les versions anglaises de cette Convention et du Régime. Authorization of Release and Transfer Necessary Personal Information This provision supplements Section 16 of the Agreement: The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes James Hardie, any Group Company and the Administrator of the Plan to disclose and discuss the Plan with his or her advisors. The Participant further authorizes James Hardie, any Group Company to record such information and to keep such information in the employee file. Securities Law Information The Participant is permitted to sell Ordinary Shares or CUFS acquired through the Plan through the designated broker appointed by the Company, provided the resale of Ordinary Shares or CUFS acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Ordinary Shares or CUFS are listed (i.e., Australian Securities Exchange). Foreign Asset/Account Reporting Information Canadian residents are required to report any foreign property (e.g., Ordinary Shares or CUFS acquired under the Plan and possibly unvested RSUs) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant should consult his or her own personal tax advisor in this regard. DENMARK Terms and Conditions This provision substitutes Section 2 of the Agreement:

Number of RSUs. The number of RSUs in your Award is set forth in the Award Notice. For purposes of this Award, each RSU represents the right to receive cash based on the value of one CUFS (as defined below) upon vesting and settlement of the Award. As a company incorporated under the laws of Ireland, James Hardie has listed its securities for trading on the Australian Securities Exchange (the ASX) through the use of the Clearing House Electronic Subregister System (CHESS), via CHESS Units of Foreign Securities (CUFS). CUFS are a form of depositary security that represents a beneficial ownership interest in the securities of a non-Australian corporation. Each of James Hardie’s CUFS represents the beneficial ownership of one share of common stock. Each RSU granted entitles the Participant to receive a cash payment based on the value of one CUFS on the applicable vesting date, subject to the RSU vesting. This provision substitutes first paragraph of Section 5 of the Agreement: Effect of Termination of Employment. Any notice period mandated under local law shall not be treated as employment for the purpose of determining the vesting of the Award; and the Participant’s right to receive cash based on the value of CUFS after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment by any Group Company and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s employment by any Group Company has terminated and the effective date of such termination. This provision substitutes Section 7 of the Agreement: Taxes and Withholding. James Hardie or any Group Company (as determined by the Committee) shall have the power and right to deduct, withhold or collect any tax, social security contribution, payroll tax or other amount other tax-related withholding obligations required by law or regulation to be withheld with respect to any taxable event arising with respect to the granting or vesting of the Award or issuance of cash (collectively, the Withholding Amount). This Withholding Amount may be: (a) withheld from other amounts due to the Participant; (b) withheld from the value of any vested RSUs being settled or any cash transferred in connection with the vesting of RSUs; or (iii) collected directly from the Participant. The Withholding Amount may relate to amounts due in more than one jurisdiction and in all cases shall be as determined by James Hardie or the applicable Group Company in its discretion. Section 6 (Rights of Participants) of the Agreement and other provisions of the Agreement in relation to RSUs settled in CUFS is not applicable to the Participant in Denmark, as RSUs under this Agreement are settled in cash. Exchange Control Information If the Participant establishes an account holding cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.) FRANCE Language Consent In accepting the grant of the RSUs and this Agreement which provides for the terms and conditions of the RSUs, the Participant confirms that he or she has read and understood the documents relating to the RSUs (the Plan and this Agreement), which were provided in the English language. The Participant accepts the terms of these documents accordingly. Consentement Relatif à la Langue Utilisée

En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause. Securities Law Notification The grant of the RSUs is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France. Non-Qualification of Award The RSUs are not intended to be tax-qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code. Exchange Control Information If the Participant holds Ordinary Shares or CUFS outside of France or maintains a foreign bank account, the Participant is required to report such to the French tax authorities when the Participant files his or her annual tax return. Foreign Asset/Account Information The Participant may hold Ordinary Shares or CUFS acquired upon vesting/settlement of the RSUs, any proceeds resulting from the sale of Ordinary Shares or CUFS or any dividends paid on such shares outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the resident. GERMANY Exchange Control Information If the Participant remits proceeds in excess of €50,000 out of or into Germany, such cross-border payment must be reported to the State Central Bank (Deutsche Bundesbank). In the event that the Participant makes or receives a payment in excess of this amount, the Participant is responsible for obtaining the appropriate form and complying with applicable reporting requirements on a monthly basis as further specified in Sec. 71 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung - AWV). In case the transactions in securities are processed by a German-based credit institution, the credit institution is obliged to make respective notifications. In addition, the Participant must also report on an annual basis in the unlikely event that the Participant holds Ordinary Shares or CUFS representing 10% or more of the total capital or voting rights of the Company. Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany. IRELAND Important Information for Irish Participants Pursuant to current Irish tax and social security legislation, a charge (collected through withholding and remitted by the employer) to each of income tax, universal social charge and pay related social insurance arises for a Participant on the Vesting Date (rather than the Grant Date) of a RSU (or where the Ordinary

Shares or CUFS passes to a Participant on a date prior to the Vesting Date, on that prior date). Each such charge is levied on the full market value of the Ordinary Shares or CUFS on that day. A charge (remittance of which is the responsibility of the Participant) to capital gains tax (CGT) may also arise on the subsequent sale by a Participant of Ordinary Shares or CUFS acquired pursuant to a RSU award. The CGT charge is levied on any gain realized in the value of the Ordinary Shares or CUFS post vesting. LUXEMBOURG Exchange Control Information The Participant is required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within 15 working days following the month during the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on the Participant’s behalf. However, as long as the issuer is not Luxembourg resident financial company, the statistical reporting obligation should not apply. NETHERLANDS Securities Disclaimer Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

NEW ZEALAND On request, the Participant is entitled to receive, free of charge, a physical copy of James Hardie’s latest annual report (including its audited financial statements). James Hardie’s annual report is available by electronic means from https://ir.jameshardie.com.au/jh/artable.jsp. Warning: This is an offer of Restricted Stock Units in James Hardie Industries PLC ("James Hardie"). Restricted Stock Units give you a stake in the ownership of James Hardie. If James Hardie runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself. Quoted Shares: Restricted Stock Units are not quoted and may not vest, meaning you may not be issued shares in James Hardie. James Hardie intends to quote the Ordinary Shares or CUFS that are obtained upon the vesting of Restricted Stock Units on the ASX or NYSE, as applicable, once the Restricted Stock Units have vested. This means you may be able to sell the Ordinary Shares or CUFS on the ASX or NYSE, as applicable, if there are interested buyers. The price will depend on the demand for the Ordinary Shares or CUFS. The price you get may also vary depending on factors such as the financial condition of James Hardie. Taxation The information below is general in nature and based on New Zealand income tax laws that are in force as of 1 April 2026. As each employee’s circumstances will be different, the Participants are strongly recommended to seek their own professional advice before making any decisions about their RSUs in relation to their specific personal circumstances. James Hardie and its advisors will not be held responsible to employees who act solely on the information provided below. The below assumes the following: a. The Participants are, and remain, New Zealand residents for taxation purposes. There are special rules in connection with individuals whose residency status changes and these are not addressed below. b. The Participants hold the RSUs and the resulting Ordinary Shares or CUFS in the Participant’s own name and not through another party (e.g., a superannuation fund, trust, company or spouse). c. The Ordinary Shares or CUFS acquired following vesting of the RSUs are units representing the Participant’s beneficial ownership of an equivalent number of shares in James Hardie Industries plc (JHX), a company which is incorporated and domiciled in

Ireland. Legal ownership of each underlying share in JHX represented by the Ordinary Shares or CUFS will be held on the Participant’s behalf by a nominee company. d. The CUFS acquired following the vesting of the RSUs are not subject to: i) a risk of forfeiture (other than for market value at the time of the transfer); ii) terms which would give rise to a material benefit to the employee in relation to a fall in value of the shares; and iii) a risk that there will be a change in the terms that would impact the value of the CUFS. e. The Participant is an employee of (or provides services to) James Hardie at the time of receiving the RSUs, and the RSUs are acquired in respect of the Participant’s employment. At the time the Participant is granted an RSU, there is no tax due, even though the Participant has received a valuable right. The taxing point for the Participant’s RSU is likely to be the date the RSU vests and the Participant receives the Ordinary Shares or CUFS into which the RSU converts. The assessable amount for tax purposes will be the difference between the market value of the Ordinary Shares or CUFS at vest (converted to New Zealand dollars on the vesting date) and the consideration the Participant provided for the RSUs (i.e., nil). The assessable amount is taxed as ordinary income in the year in which the RSUs vest at the Participant’s marginal rate of income. The Participant may have tax return filing obligations and may also have provisional tax obligations as a result. James Hardie will have an obligation to report the assessable amount derived by the Participant on vesting of their RSUs to the Inland Revenue and this amount will appear in the personal tax summary the Participant receives from the Inland Revenue. If the Participant ceases employment with James Hardie and the unvested RSUs lapse, there will be no tax liability in this instance. If the Participant’s unvested RSUs do not lapse when the Participant ceases employment, they will be assessed on the market value of the RSUs at vesting on the same basis as if the Participant remained employed by James Hardie. If the Participant sells their Ordinary Shares or CUFS immediately upon vesting of their RSUs then the sale price of the Participant’s Ordinary Shares or CUFS will be the taxable amount for the purposes of calculating their taxable income at vesting. However, the New Zealand tax treatment of the Participants holding Ordinary Shares or CUFS and any later sale of their Ordinary Shares or CUFS is a complex question and the Participants need to take their own tax advice on this point in particular, in the context of their own personal circumstances. The comments below apply to the Participants holding and later selling their Ordinary Shares or CUFS, while the comments above relate to the Participants acquiring their Ordinary Shares or CUFS on vesting of their RSUs. If a Participant does not immediately sell their Ordinary Shares or CUFS, their Ordinary Shares or CUFS will be regarded as shares in a foreign company for New Zealand tax purposes. Shares in foreign companies may be subject to the New Zealand foreign investment fund (FIF) regime and taxed accordingly unless an exemption applies. Calculation of a Participant’s income for tax purposes will depend on their personal circumstances and independent advice should be sought. The only exemptions available from the New Zealand FIF regime are: 1. If the foreign entity is resident and liable for tax in Australia and listed on an approved index of the Australian Stock Exchange (not applicable in this case). OR 2. If at no time during the year the aggregate cost incurred in acquiring all FIF interests (i.e., not just the Ordinary Shares or CUFS), by or on behalf of the Participant, does not exceed NZ$50,000 (cost is the market value of the Ordinary Shares or CUFS at vesting of the Participant’s RSUs).

If the NZ$50,000 de minimis exemption applies, under current law the sale of Ordinary Shares or CUFS should only be subject to New Zealand income tax if held on revenue account, i.e., if: 1. the Participant is in the business of dealing in shares; or 2. the Participant acquired the Ordinary Shares or CUFS for the purpose of selling or otherwise disposing of them; or 3. the income from sale was derived from the carrying on of a profit-making scheme. The Participant would only be taxable on dividends if the de minimis exemption applies and none of the above 3 circumstances apply. If the FIF regime does apply, the Participant’s FIF portfolios (all such interests, not Ordinary Shares or CUFS in isolation) may be taxed annually at the lesser of either: (A) 5% of the opening value of the portfolio (held on 1 April) - a “fair dividend rate” (FDR) method; or (B) the actual dividends received during the year plus the actual growth in the portfolio. No tax on dividend distributions or gains on disposal would be payable if this FIF regime applies, although annual income calculations for Ordinary Shares or CUFS sold in the same income year as acquired will be calculated separately under a “quick sale” calculation. The quick sale calculation accounts for shares purchased and sold in the same income year. Income tax is payable on the lower of: (a) 5% of average cost of shares sold; or (b) actual gain on “quick sale.” If the Participant make gains in excess of the FIF income calculated, those excess gains are not separately taxed. Resulting income tax is payable at the Participant’s marginal tax rate (39% is the current top rate of tax for individuals in New Zealand). SPAIN Securities Law Notice The RSUs does not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Award Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus. Foreign Assets Reporting The Participant may be subject to certain tax reporting requirements with respect to assets or rights that the Participant holds outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Ordinary Shares or CUFS acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested RSUs are not subject to this reporting requirement. If applicable, the Participant must report the Participant’s foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31. The Participant is encouraged to consult with his or her personal advisor to determine any obligations in this respect. Share Reporting Requirement The acquisition of Ordinary Shares or CUFS must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the DGCI), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for shares owned as of December 31 of each year; however, if the value of the shares acquired or the amount of the sale proceeds exceeds a designated amount the declaration must be filed within one month of the acquisition or sale, as applicable. The Participant should consult with the Participant’s personal advisor to determine the Participant’s obligations in this respect. Foreign Currency Payments When receiving foreign currency payments exceeding €50,000 derived from the ownership of CUFS (i.e., dividends or proceeds from the sale of the Ordinary Shares or CUFS), the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the following information: (i) the Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required. SWITZERLAND Securities Law Notification Neither this Award Agreement nor this Appendix constitutes a prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this Award Agreement nor this Appendix nor any other offering or marketing material relating to the RSUs may be publicly distributed or otherwise made publicly available in Switzerland. Neither this Award Agreement nor this Appendix, nor the Company nor the RSUs have been or will be filed with or approved by any Swiss regulatory authority. The RSUs are not subject to the supervision by the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and Participants acquiring RSUs will not benefit from protection or supervision by FINMA. UNITED KINGDOM Securities Disclaimer Neither this Award Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (FSMA) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Award is exclusively available in the UK to bona fide employees and former employees of James Hardie or any Group Company. Taxation The taxation for which the Participant is responsible pursuant to section 6 of this Award Agreement does not include any employer national insurance contributions. It shall be a condition of acquiring any Ordinary Shares or CUFS that, if so requested by the Company, the Participant shall, prior to or upon acquisition of any Ordinary Shares or CUFS, enter into an irrevocable joint election with his employing company pursuant to section 431 of Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in a form specified by the Company that for the relevant tax purposes the market value of the CUFS acquired is to be calculated as if the Ordinary Shares or CUFS were not restricted securities (as defined in section 423 of ITEPA) and section 425 to 430 of ITEPA are not to apply to such Ordinary Shares or CUFS. UNITED STATES Securities Registration

The securities subject to this Award are registered with the United States Securities and Exchange Commission pursuant to a registration statement on Form S-8, as amended from time to time, and offers and sales to United States Participants are made solely in accordance with that registration statement and the accompanying plan prospectus. As an issuer subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, the Company files periodic and current reports that are incorporated by reference into the plan prospectus. Employees in the United States may request a paper copy of the current plan prospectus and the documents incorporated by reference, without charge, or may access them electronically via the Company’s designated portal. Compliance with Section 409A In General. Section 409A of the United States Internal Revenue Code establishes rules governing nonqualified deferred compensation and imposes tax penalties on the recipient of such deferred compensation if these rules are violated. RSUs that entitle an employee or other service provider to receive Ordinary Shares or CUFS following satisfaction of a vesting condition generally will not be subject to Section 409A if the Ordinary Shares or CUFS are issued either at the time of vesting or in any event within 2½ months following the close of the year in which vesting occurs. However, RSUs that may by their terms be settled more than 2½ months following the close of the year in which vesting occurs will be subject to the rules of Section 409A. Special Provisions for Specified Employees. Notwithstanding anything herein to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), as determined under the Company’s established methodology for determining specified employees, at the time of the Participant’s separation from service (as defined below), any payment hereunder that provides for a “deferral of compensation” within the meaning of Section 409A shall not be paid or commence to be paid on any date prior to the first business day after the date that is six months following the Participant’s separation from service; provided, however, that a payment delayed pursuant to this paragraph shall commence earlier in the event of the Participant’s death prior to the end of the six-month period. “Separation from service” has the meaning set forth in Treasury Regulation Section 1.409A-1(h) without regard to alternative service provider elections permitted by such Section. Special Provisions for Retirement-Eligible Participants. If the Participant is eligible for Retirement treatment (as provided for in Section 4(d) of this Award Agreement) as of the Grant Date of this Award or will become eligible for Retirement treatment prior to the Vesting Date set forth in the table in Section 2 of this Award Agreement, special provisions will apply to the Participant that are intended to ensure that their Award complies with the rules of Section 409A. In this case, in lieu of the settlement provisions set forth in Section 2, the following will govern the settlement of your Award: The number of vested RSUs, as determined in accordance with the vesting table in Section 2, will be settled in Ordinary Shares or CUFS by James Hardie as soon as reasonably practicable following the first to occur of (a) the Participant’s separation from service (b) the Vesting Date applicable to such number of vested RSUs as set forth in the vesting table in the Award Agreement, and (c) the occurrence of a Control Event, but only if such Control Event causes the settlement of the RSUs as determined in accordance with Section 8 and only if such Control Event constitutes a 409A Change in Control; provided, that in the case of (a), (b) or (C), such settlement occurs no later than the 60th day following the applicable date. For this purpose: i. “409A Change in Control” means a change in ownership or effective control of the Company as defined in Treasury Regulation Section 1.409A-3(i)(5). Definition of Permanent Disability. “Permanent Disability” shall mean the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving benefits for a period of not less than three months under a long-term disability plan sponsored by a Group Company, as determined by the applicable Group Company. Potential Individual Tax Penalties. While James Hardie intends that the RSUs granted under the Plan will either be exempt from or comply with the requirements of Section 409A, if the Company grants the Participant a RSU award that is subject to, but fails to comply with, Section 409A, the Participant may be liable for: (a) income taxes on all vested amounts deferred in the current and prior years and not previously included in income; (b) a premium interest tax from the year in which the amount was first deferred or vested; and (c) an additional income tax equal to 20% of the deferred amounts included in your income. The Participant also may be subject to additional state tax penalties if you are subject to income taxation in a state that incorporates Section 409A into its tax code. By accepting the Award, the Participant hereby releases and holds harmless James Hardie, its Group Companies, and their directors, officers and shareholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A. By accepting your award and this agreement, you and the Company agree to the terms as set forth.